FOR IMMEDIATE RELEASE

Contact:

Investor Relations:

Brinlea Johnson

212-551-1453

brinlea@blueshirtgroup.com

drugstore.com inc. Reports Solid Revenue Growth and Record Gross Margins in the Third Quarter of 2008

- Highest Gross Margins in Company's History of 28.6%, Up 190 Basis Points Year-Over-Year

- Beauty.com Grows 32% Year-Over-Year

BELLEVUE, WA - November 5, 2008 - drugstore.com, inc. (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced its financial results for the third quarter ended September 28, 2008. The company reported strong quarterly net sales of $87.8 million, up 8.5% year-over-year, driven by over-the-counter (OTC) order growth, and a net loss of $3.6 million, or $0.04 per share. The company achieved record gross margins of 28.6%, up 90 basis points sequentially and 190 basis points over the prior year period, and adjusted EBITDA of over $3.6 million, up 20% sequentially and up 76% over the prior year period. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

"We posted a solid third quarter, with strong beauty growth, record gross margins, and adjusted EBITDA improvement of 76% over the prior year period to surpass $3.6 million," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. "Overall beauty revenues increased over 20% from the prior year period, aided by 32% growth in our Beauty.com business. Importantly, we are also continuing to see the benefits from our focus on our profitability initiatives as OTC margins improved 230 basis points to 31.6% year-over-year."

"Our sales growth was in-line with our previous guidance, but we did see an overall impact from the slowdown in the economy - notably in the second half of September. While we are not recession proof, trends have improved in October, and we believe that we have a number of key differentiators, which should help fuel growth going forward. We serve a very attractive customer demographic and offer a wide selection of lower ticket items, a compelling value proposition, and a high percentage of replenishment products. Over the next three months, we should also start to see the initial benefits from the launch of two new growth initiatives: our international OTC platform and our online OTC store with Rite Aid (NYSE: RAD). We believe our strengthened business model and strategic growth initiatives will position us to achieve OTC growth of over 9% and GAAP profitability in the fourth quarter of 2008," concluded Ms. Lepore.

GAAP net loss for the third quarter of 2008 was $3.6 million, or $0.04 per share, compared to a net loss of $2.4 million, or $0.02 per share, for the third quarter of 2007. The third quarter 2008 losses include $1.7 million in accelerated non-cash marketing expense, $800,000 related to consulting services, and $1.8 million in non-cash stock-based compensation expense, compared to $2.1 million in non-cash stock-based compensation expense for 2007.

For the third quarter of 2008, we reported $1.1 million of net income from our discontinued local pick-up pharmacy operations, as a result of our restructured agreement with Rite Aid announced on September 4, 2008.

Outlook for Fourth Quarter 2008

For the fourth quarter of 2008, the company is targeting net sales in the range of $94.0 million to $99.0 million, net income in the range of $400,000 to $1.9 million, and adjusted EBITDA in the range of $5.3 million to $6.8 million.

Financial and Operational Highlights for the Third Quarter of 2008
(All comparisons are made to the third quarter of 2007 and reflect the reporting of the local pick-up business as discontinued operations)

Key Financial Highlights:

  Gross margins for the quarter increased 190 basis points to 28.6%.
  Total contribution margin dollars increased by over 21% for the quarter to $17.8 million.
  Total orders grew by 7% to approximately 1.3 million, while contribution margin dollars per order grew over 13% to approximately $14.
  Cash, cash equivalents, and marketable securities were $33.4 million at quarter end.

Net Sales Summary:

  Core OTC [1] revenues grew by 12.2% to $60.8 million in the quarter. OTC net sales grew by approximately 12.1% to $61.2 million.
  Vision net sales grew approximately 5% to $15.6 million.
  Mail-order pharmacy net sales decreased 4% to $11.0 million, while contribution margins dollars increased approximately 5%.
  Average net sales per order were $69 for the quarter. Average net sales per order were $58 for OTC, grew approximately 13% to $114 for vision and increased 7% to $161 for mail-order pharmacy.

  Net sales from repeat customers [2] represented 79% of net sales.

Key Customer Milestones:

  We served approximately 325,000 new customers during the quarter, up approximately 6% over the same period in the prior year.
  We have now served over 9.4 million customers since inception.
  The number of active customers [3] was 2.5 million, up 10.5% year over year.
  Core OTC net sales is a non-GAAP financial measure that excludes from OTC net sales the company's Custom Nutrition Services ("CNS") net sales. CNS sales are generated by sales of customized vitamins through the company's CNS subsidiary. Prior to December 31, 2005, all CNS sales were recognized on a gross basis, net of promotional discounts, cancellations, rebates and returns allowances. Under the terms of the company's December 31, 2005 fulfillment agreement with Weil Lifestyle, LLC (Weil), the company recognizes on a net basis the revenue associated with the fulfillment of customized vitamins sold through its fulfillment agreement with Weil. A reconciliation of OTC net sales to core OTC net sales is included in the financial data accompanying this press release.
  Net sales from repeat customers exclude Weil-related CNS net sales and reflect only the activity of customers making purchases through the Web sites of drugstore.com, inc. and its subsidiaries.
  Active customer base reflects those customers who have purchased at least once within the last 12 months. Both the active customer base (a trailing 12-month number) and average annual spend per active customer exclude net sales and orders generated by the company's CNS fulfillment relationship with Weil, and reflect only the activity of customers making purchases through the Web sites of drugstore.com, inc. and its subsidiaries.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com, inc. quarterly conference call on November 5, 2008 at 5:00 p.m. ET (2:00 p.m. PT).  To participate, callers should dial 866-250-2351 (international callers should dial 303-262-2130) five minutes beforehand.  Investors may also listen to the conference call live at http://investor.drugstore.com, by clicking on the "audio" hyperlink.  A replay of the call will be available through Friday, November 7, 2008 by dialing 800-405-2236 (enter pass code 11121487#) or internationally at 303-590-3000 (enter pass code 11121487#) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expenses, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA measures to investors, management believes that including adjusted EBITDA measures provides consistency in the company's financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA. A reconciliation of adjusted EBITDA to net income/loss is included with the financial statements attached to this release.

In addition, the company uses the non-GAAP measure of free cash flow, defined as net cash provided by (used in) operating activities less purchases of fixed assets as disclosed on our consolidated statements of cash flows. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to service debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and may not be defined or calculated by other companies in the same manner. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts payable, including inventory purchases, and accounts receivable. Since free cash flow includes investments in operating assets, management believes this non-GAAP liquidity metric is useful in addition to the most directly comparable GAAP measure of net cash provided by (used in) operating activities, and should not be used as a substitute for it or any other measure determined in accordance with GAAP. A reconciliation of free cash flow to net cash provided by operating activities is included with the supplemental financial schedules attached to this release.

drugstore.com, inc. also uses non-GAAP measures in which CNS sales are excluded from OTC segment sales data. This non-GAAP measure is provided to enhance the user's overall understanding of the company's financial performance in the OTC segment. Management believes that these reporting metrics provide useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results in the OTC segment. By excluding CNS sales from OTC sales data, the company can more effectively assess the buying behavior of, and the company's financial performance with respect to, its own core OTC customers (those customers making nonprescription purchases through Web sites owned by drugstore.com, inc. and its subsidiaries). However, these non-GAAP measures should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the company's overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude CNS sales.

About drugstore.com, Inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. Our portfolio of brands includes: drugstore.com™, Beauty.com™, and VisionDirect.com™. All are accessible from http://www.drugstore.com and provide a convenient, private, and informative shopping experience while offering a wide assortment of more than 30,000 products at competitive prices.

The drugstore.com pharmacy is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and operates in compliance with federal and state laws and regulations in the United States.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "target," "believe," "may," "will," "focus," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, changes in senior management, risks related to systems interruptions, possible governmental regulation, and the ability to manage a growing business. Additional information regarding factors that potentially could affect the business, financial condition, and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K, 10-Q, and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007

Net sales	$ 87,823	$ 80,959	$ 272,639	$ 248,024

Costs and expenses: (1) (2)
Cost of sales	62,708	59,333	196,570	182,544
Fulfillment and order processing	10,968	9,487	32,914	28,928
Marketing and sales	7,929	6,895	24,491	21,711
Technology and content	6,009	4,680	16,948	13,870
General and administrative	4,862	4,767	15,156	14,633
Amortization of intangible assets	206	240	661	990
Total costs and expenses	92,682	85,402	286,740	262,676

Operating loss	(4,859)	(4,443)	(14,101)	(14,652)

Interest income, net	137	459	516	1,265

Net loss from continuing operations	(4,722)	(3,984)	(13,585)	(13,387)
Net income from discontinued operations	1,103	1,610	5,009	4,220

Net loss	$ (3,619)	$ (2,374)	$ (8,576)	$ (9,167)

Basic and diluted net loss per share	$ (0.04)	$ (0.02)	$ (0.09)	$ (0.10)

Weighted average shares used in computation of:
Basic and diluted net loss per share	96,515,737	95,664,011	96,462,259	95,056,884

_________
(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 152	$ 185	$ 440	$ 646
Marketing and sales	416	292	1,148	1,078
Technology and content	326	292	930	935
General and administrative	952	1,378	3,260	4,455
	$ 1,846	$ 2,147	$ 5,778	$ 7,114

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 769	$ 440	$ 1,913	$ 1,360
Marketing and sales	1	1	3	3
Technology and content	2,137	1,397	5,618	4,067
General and administrative	136	103	361	313
	$ 3,043	$ 1,941	$ 7,895	$ 5,743

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
(In thousands, unless otherwise indicated)	2008	2007	2008	2007

Net sales	$ 87,823	$ 80,959	$ 272,639	$ 248,024
Cost of sales	62,708	59,333	196,570	182,544
Gross profit	$ 25,115	$ 21,626	$ 76,069	$ 65,480

Gross margin	28.6%	26.7%	27.9%	26.4%

SUPPLEMENTAL INFORMATION: Reconciliation of OTC net sales, cost of sales, gross profit, gross margin, variable order costs, and contribution margin to Core OTC net sales, cost of sales, gross profit, gross margin, variable order costs and contribution margin (See Note 3 below):

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
	(In thousands)
Over-the-Counter (OTC):
Net sales	$ 61,223	$ 54,623	$ 190,985	$ 168,412
CNS	429	446	1,365	1,431
Core OTC net sales	$ 60,794	$ 54,177	$ 189,620	$ 166,981

Cost of sales	$ 41,858	$ 38,630	$ 131,970	$ 119,091
CNS	20	157	112	198
Core OTC cost of sales	$ 41,838	$ 38,473	$ 131,858	$ 118,893

Gross profit	19,365	15,993	59,015	49,321
CNS	409	289	1,253	1,233
Core OTC gross profit	$ 18,956	$ 15,704	$ 57,762	$ 48,088

Gross margin	31.6%	29.3%	30.9%	29.3%
CNS	95.3%	64.8%	91.8%	86.2%
Core OTC gross margin	31.2%	29.0%	30.5%	28.8%

Variable order costs	$ 5,677	$ 5,232	$ 17,511	$ 15,780
CNS	142	138	424	437
Core OTC variable order costs	$ 5,535	$ 5,094	$ 17,087	$ 15,343

Contribution margin	13,688	10,761	41,504	33,541
CNS	267	151	829	796
Core OTC contribution margin	$ 13,421	$ 10,610	$ 40,675	$ 32,745

NOTE 3: Supplemental information related to the company's Core OTC net sales, cost of sales, gross profit, gross margin, variable order costs and contribution margin for the three and nine months ended September 28, 2008 and September 30, 2007 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. On December 31, 2005, we entered into a fulfillment agreement with Weil Lifestyles, LLC, resulting in Weil-related CNS net sales (which make up the substantial majority of CNS net sales) being recorded on a net basis after that date. All CNS sales were previously recorded on a gross basis.

SUPPLEMENTAL INFORMATION: Segment Information:

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
(In thousands, unless otherwise indicated)	2008	2007	2008	2007
Net sales:
OTC	$ 61,223	$ 54,623	$ 190,985	$ 168,412
Vision	15,579	14,851	46,865	42,198
Mail-order pharmacy	11,021	11,485	34,789	37,414
	$ 87,823	$ 80,959	$ 272,639	$ 248,024
Cost of sales:
OTC	$ 41,858	$ 38,630	$ 131,970	$ 119,091
Vision	11,888	11,284	36,154	32,255
Mail-order pharmacy	8,962	9,419	28,446	31,198
	$ 62,708	$ 59,333	$ 196,570	$ 182,544
Gross profit:
OTC	19,365	15,993	59,015	49,321
Vision	3,691	3,567	10,711	9,943
Mail-order pharmacy	2,059	2,066	6,343	6,216
	$ 25,115	$ 21,626	$ 76,069	$ 65,480
Gross margin:
OTC	31.6%	29.3%	30.9%	29.3%
Vision	23.7%	24.0%	22.9%	23.6%
Mail-order pharmacy	18.7%	18.0%	18.2%	16.6%
	28.6%	26.7%	27.9%	26.4%
Variable order costs:
OTC	$ 5,677	$ 5,232	$ 17,511	$ 15,780
Vision	745	737	2,235	2,035
Mail-order pharmacy	904	963	2,737	3,036
	7,326	6,932	22,483	20,851
Contribution margin:
OTC	$ 13,688	$ 10,761	$ 41,504	$ 33,541
Vision	2,946	2,830	8,476	7,908
Mail-order pharmacy	1,155	1,103	3,606	3,180
	$ 17,789	$ 14,694	$ 53,586	$ 44,629

SUPPLEMENTAL INFORMATION: Discontinued Operations Information:

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007

Net sales	$ 23,303	$ 26,364	$ 81,911	$ 79,476
Cost of sales	19,289	23,098	70,458	70,266
Fulfillment and order processing	897	1,084	3,285	3,273
Marketing and sales	2,290	572	3,435	1,717
	827	1,610	4,733	4,220
Other, net	276	-	276	-
Net income from discontinued operations	$ 1,103	$ 1,610	$ 5,009	$ 4,220

SUPPLEMENTAL INFORMATION: Reconciliation of Net Loss to Adjusted EBITDA (See Note 4 below):

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
(In thousands, unless otherwise indicated)	2008	2007	2008	2007

Net loss	$ (3,619)	$ (2,374)	$ (8,576)	$ (9,167)
Amortization of intangible assets	206	240	661	990
Amortization of non-cash marketing	2,290	573	3,435	1,717
Stock-based compensation	1,846	2,147	5,778	7,114
Depreciation	3,043	1,941	7,895	5,743
Interest income, net	(137)	(459)	(516)	(1,265)
Adjusted EBITDA	$ 3,629	$ 2,068	$ 8,677	$ 5,132

NOTE 4: Supplemental information related to the company's adjusted EBITDA for the three and nine months ended September 28, 2008 and September 30, 2007 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is defined as earnings before taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q4 2008 and FY 2008 Net Income (Loss) Range to Forecasted Q4 2008 and FY 2008 Adjusted EBITDA Range

Range Calculated As:	Three Months Ended		Twelve Months Ended
	December 28, 2008		December 28, 2008
(In thousands, unless otherwise indicated)	Range High	Range Low	Range High	Range Low

Net income (loss)	$ 1,900	$ 400	$ (6,675)	$ (8,175)
Amortization of intangible assets	210	210	870	870
Amortization of non-cash marketing	0	0	3,435	3,435
Stock-based compensation	1,650	1,650	7,425	7,425
Depreciation	3,150	3,150	11,045	11,045
Interest income, net	(110)	(110)	(625)	(625)
Adjusted EBITDA	$ 6,800	$ 5,300	$ 15,475	$ 13,975

SUPPLEMENTAL INFORMATION: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
(In thousands, unless otherwise indicated)	2008	2007	2008	2007

Net cash provided by operating activities	$ 1,907	$ 4,440	$ 6,307	$ 7,032
Purchases of fixed assets	(2,947)	(5,653)	(11,063)	(10,783)
Free Cash Flow	$ (1,040)	$ (1,213)	$ (4,756)	$ (3,751)

drugstore.com, inc.
Consolidated Balance Sheets
(in thousands, except share data)

	September 28,	December 30,
	2008	2007
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 22,372	$ 18,572
Marketable securities	11,037	17,677
Accounts receivable, net of allowances	11,010	10,999
Inventories	30,739	31,237
Other current assets	3,183	3,642
Assets of discontinued operations	32,512	30,763
Total current assets	110,853	112,890

Fixed assets, net	29,140	25,501
Other intangible assets, net	3,939	4,598
Goodwill	32,202	32,202
Prepaid marketing expenses and other	222	217
Total assets	$ 176,354	$ 175,408

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 35,544	$ 36,446
Accrued compensation	3,516	4,657
Accrued marketing expenses	3,206	3,988
Other current liabilities	4,351	4,312
Current portion of long-term debt	3,022	3,179
Liabilities of discontinued operations	29,277	24,968
Total current liabilities	78,916	77,550

Long-term debt, less current portion	3,292	1,221
Deferred income taxes	952	947
Other long-term liabilities	1,199	1,322

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued and outstanding shares - 96,535,579 and 96,296,687
as of September 28, 2008 and December 30, 2007, respectively	862,496	856,193
Accumulated other comprehensive income (loss)	(73)	27
Accumulated deficit	(770,428)	(761,852)
Total stockholders' equity	91,995	94,368
Total liabilities and stockholders' equity	$ 176,354	$ 175,408

drugstore.com, inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
	(unaudited)
Operating activities:
Net loss	$ (3,619)	$ (2,374)	$ (8,576)	$ (9,167)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation	3,043	1,941	7,895	5,743
Amortization of intangible assets	206	240	661	990
Stock-based compensation	1,846	2,147	5,778	7,114
Other, net	(28)	18	(43)	12
Changes in:
Accounts receivable	96	695	(11)	1,755
Inventories	107	2,740	498	3,995
Prepaid marketing expenses and other	(337)	(766)	459	(991)
Accounts payable, accrued expenses and other liabilities	(970)	(549)	(2,914)	(3,938)
Net cash provided by activities of discontinued operations	1,563	348	2,560	1,519
Net cash provided by operating activities	1,907	4,440	6,307	7,032

Investing activities:
Purchases of marketable securities	(7,772)	(5,379)	(43,116)	(16,540)
Sales and maturities of marketable securities	15,606	5,300	49,704	15,825
Purchases of fixed assets	(2,947)	(5,653)	(11,063)	(10,783)
Purchases of intangible assets	-	(456)	-	(456)
Net cash provided by (used in) investing activities	4,887	(6,188)	(4,475)	(11,954)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	102	1,448	525	3,381
Proceeds from line of credit	1,500	-	5,000	300
Principal payments on line of credit, capital lease and term loan obligations	(2,339)	(795)	(3,557)	(2,190)
Net cash (used in) provided by financing activities	(737)	653	1,968	1,491

Net increase (decrease) in cash and cash equivalents	6,057	(1,095)	3,800	(3,431)
Cash and cash equivalents, beginning of period	16,315	11,057	18,572	13,393
Cash and cash equivalents, end of period	$ 22,372	$ 9,962	$ 22,372	$ 9,962